Exhibit 23

INDEPENDENT AUDITOR’S CONSENT

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-64316, 333-83723, 333-59667 and 333-33095) of National Mercantile Bancorp and Subsidiaries of our report dated February 14, 2003, with respect to the consolidated financial statements and schedules of National Mercantile Bancorp and Subsidiaries included in the Form 10-KSB for the year ended December 31, 2002.

/s/ Ernst & Young LLP

Los Angeles, California

April 15, 2003